Exhibit 99.1

SenesTech Reports Record Q2 2026 Revenue and Gross Margin as
E-commerce Growth Accelerates

Revenue rose 56% sequentially and gross margin reached a company-record 73.6% in the first full quarter of in-house Amazon management, advancing the Company’s intended shift to a scalable, recurring-revenue platform.

SURPRISE, Ariz., August 5, 2026 /PRNewswire/ — SenesTech, Inc. (NASDAQ: SNES), the leader in fertility control for managing animal pest populations and the only manufacturer of EPA-compliant Rodent Birth Control™ products, today announced financial results for the second quarter ended June 30, 2026.

Q2 2026 Financial Highlights

•Total revenue increased 56% to a record $770,000 in Q2 2026, compared to $493,000 in Q1 2026, and increased 23% compared to $625,000 in Q2 2025. Growth was driven by continued expansion of the Company’s e-commerce business across both online DTC and online B2B channels, led by record performance during the first full quarter of in-house Amazon management and reflecting greater control over advertising, pricing and channel economics.
•First-half 2026 revenue increased 14% year over year to a record $1.26 million, compared to $1.11 million in the first half of 2025, reflecting continued execution of the Company’s overall growth strategy and establishing the strongest first-half revenue performance in Company history.
•E-commerce revenue, which includes both online DTC and online B2B channels, more than tripled to a record $511,000 in Q2 2026, compared to $179,000 in Q1 2026, an increase of 186%, and increased 206% compared to $167,000 in Q2 2025. Growth reflected accelerating adoption of Evolve®, stronger execution across Amazon and Shopify, and continued growth in subscription customers. For the first time in the Company’s history, e-commerce revenue exceeded direct B2B revenue, reflecting the continued expansion of the Company’s online business and the growing role e-commerce is expected to play in supporting future direct B2B growth.
•Amazon revenue increased more than fivefold to a record $349,000 in Q2 2026, compared to $61,000 in Q1 2026. Q2 marked the first full quarter under Company management, with Amazon establishing new records for order count, revenue, subscription revenue and subscriber count. Prior to February 2026, Amazon was managed by a third party.
•The Company’s e-commerce website revenue increased 31% to $155,000 in Q2 2026, compared to $118,000 in Q1 2026. Record subscriber growth demonstrated the continued expansion of the Company’s e-commerce strategy across both online DTC and online B2B channels.
•DTC subscription revenue increased 89% to a record $104,000 in Q2 2026, compared to $55,000 in Q1 2026, and increased 142% compared to $43,000 in Q2 2025. Combined subscriber count across Amazon and the Company’s e-commerce website increased 117% to a record level at quarter end, further strengthening the Company’s recurring revenue base and increasing revenue visibility.
•Direct B2B revenue was $259,000 in Q2 2026, compared to $460,000 in Q2 2025, which included a $180,000 periodic bulk sale associated with third-party management of the Amazon channel, as well as a large initial stocking order from a new distributor. With the Company’s e-commerce strategy now firmly established, a new EVP of Sales has been appointed to accelerate growth across the Company’s targeted B2B verticals.
•Evolve® revenue increased 27% to $662,000 in Q2 2026, compared to $520,000 in Q2 2025, and represented 86% of product revenue, compared to 83% in Q2 2025. ContraPest® revenue increased to

$107,000 in Q2 2026, compared to $105,000 in Q2 2025, and increased 43% from $75,000 in Q1 2026, reflecting a renewed focus on select customers and markets.
•Gross profit increased 68% to a record $567,000 in Q2 2026, compared to $338,000 in Q1 2026, and increased 39% compared to $409,000 in Q2 2025. Gross profit grew faster than revenue, reflecting improved channel mix, stronger direct-channel economics and disciplined product costs.
•Gross margin increased to a company-record 73.6% in Q2 2026, compared to 68.5% in Q1 2026 and 65.5% in Q2 2025. The improvement reflected continued strength in the Company’s e-commerce business, favorable supply costs, favorable product mix and disciplined pricing practices.
•Net loss for Q2 2026 improved to $1.8 million, compared to $2.1 million in Q1 2026. Net loss increased on a year-over-year basis, compared to $1.6 million in Q2 2025. The sequential improvement reflected higher revenue and record gross profit and was achieved despite $273,000 in severance costs.
•Adjusted EBITDA loss improved 15% to $1.4 million in Q2 2026, compared to $1.6 million in Q1 2026. Adjusted EBITDA loss increased on a year-over-year basis compared to $1.2 million in Q2 2025.
•Cash and cash equivalents totaled $5.1 million at quarter end.

July 2026 E-Commerce Momentum Accelerates

•E-commerce revenue for July 2026 increased 19% to a record $245,000 compared to $206,000 during June 2026.
•Subscription-based revenue increased 22% to a record $53,000 during July 2026 compared to $43,000 during June 2026.

Recent Operational and Strategic Highlights

•Leadership and Commercial Organization Strengthened: Since Michael Edell became Chief Operating Officer in November 2025 and President and Chief Executive Officer in May 2026, SenesTech has rapidly advanced its strategic growth initiatives from planning to execution, including direct Amazon management, subscription expansion, the launch of its redesigned e-commerce website and a more focused B2B strategy. In June 2026, the Company appointed Jack Karabees as Executive Vice President of Sales to build a scalable commercial organization and deepen customer relationships across pest management, agriculture, municipalities, distributors and other targeted verticals.
•Amazon Transition Delivering Record Results: Amazon revenue increased more than fivefold to a record $349,000 during the first full quarter under Company management, compared to $61,000 in the first quarter of 2026. The channel established new quarterly records for order count, revenue, subscription revenue and subscriber count, with revenue increasing every month since the Company assumed direct management in February 2026. June was the strongest e-commerce month in the Company’s history, with e-commerce revenue of $206,000, including Amazon revenue of $148,000. The results validate the Company’s strategic decision to manage Amazon directly and help to demonstrate the scalability of its broader e-commerce strategy.
•New E-Commerce Website Launched: SenesTech completed and launched its redesigned e-commerce website in July 2026. The new website was designed to reduce friction throughout the customer purchasing experience by simplifying product education, streamlining the checkout process and supporting subscription growth across both online DTC and online B2B channels. With the new website now in place, the Company is well positioned to launch its expanded digital marketing initiatives in August, providing a stronger platform to attract new customers, improve conversion rates and support long-term e-commerce growth.
•Expansion of Products and Services Offering: SenesTech expanded its products and services offering with the introduction of assessment services that combine field expertise, tracking products and AI-enabled analysis to help direct B2B customers better understand rodent infestations and develop the most effective rodent population management strategy. The offering complements the Company’s existing implementation and deployment services and is expected to drive growth in both services revenue and product sales while strengthening customer relationships.
•Agricultural B2B Opportunity Demonstrates Encouraging Results: In July 2026, SenesTech reported successful results from the deployment of Evolve® at a 400-acre Texas agricultural operation, where on-site observations indicated an estimated 80% reduction in rodent activity and a substantial decline in damage to underground irrigation infrastructure. The Company believes the results provide an important commercial validation for its agricultural strategy and demonstrate the potential for repeatable opportunities in large-scale agricultural markets where rodent damage can create significant operating and maintenance costs.
•International Distribution Expanded: SenesTech expanded international distribution of Evolve® through a new distribution agreement in Bermuda, adding to its growing presence in the U.S. Virgin Islands and Belize. The expansion reflects the Company’s disciplined strategy of pursuing international markets with attractive regulatory pathways and strong commercial potential while minimizing incremental investment.

Management Commentary

“We believe our second quarter results indicate that the strategy we put in place is working,” said Michael Edell, President and Chief Executive Officer of SenesTech. “We achieved record quarterly revenue, record gross profit and record gross margin, driven by the continued execution of our e-commerce strategy across both online DTC and online B2B channels. During the quarter, Amazon completed its first full quarter under Company management, and subscriptions continued to grow rapidly.We view these milestones as early indicators of progress on our strategy of building a stronger direct relationship with our customers while creating a more predictable and recurring revenue base.”

“While e-commerce is an important growth driver, it is only one part of our broader strategy. We continue to expand our targeted B2B opportunities, strengthen our sales organization under Jack Karabees, introduce new products and services, and leverage AI-enabled assessment tools to help customers better understand rodent infestations and develop more effective Integrated Pest Management (IPM) programs. By combining products, assessment services, implementation support and AI-enabled analysis, we are providing customers with more complete solutions while creating additional opportunities to grow both product and services revenue.”

“The strategy is in place. The operational changes implemented over the past several quarters are beginning to translate into improved financial performance. Now it’s about execution, growing revenue and continuing to build the business quarter after quarter, consistently and sustainably. We believe that a disciplined approach will accelerate our path toward profitability,” Mr. Edell concluded.

“Our financial results continue to reflect the successful execution of the Company’s strategy,” said Tom Chesterman, Chief Financial Officer of SenesTech. “Record revenue, record gross profit and record gross margin demonstrate the progress we are making as we continue to scale the business. We remain focused on disciplined execution, continued revenue growth, maintaining strong gross margins and prudent expense management as we work toward profitability.”

Use of Non-GAAP Measures

Adjusted EBITDA and Adjusted Net Loss are non-GAAP measures and are not intended to be a substitute for those financial measures reported in accordance with GAAP. These measures have been included because management believes that, when considered together with the GAAP figures, they provide meaningful information related to operating performance and liquidity trends. We use these non-GAAP financial measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. These adjustments may be calculated by us differently than other companies that disclose measures with the same or similar term. See our attached financials for a reconciliation of the non-GAAP measures to the nearest GAAP measure.

Conference Call Details

Date: Wednesday, August 5, 2026.

Time: 5:00 p.m. ET.

Webcast: https://app.webinar.net/YnBlE97qw2G.

Webcast Replay: Available for 90 days on the Company’s website.

About SenesTech

SenesTech is the leader in rodent birth control solutions. The Company’s patented products, marketed under its Evolve® and ContraPest® brands, provide effective, sustainable approaches to long-term rodent population management that can be integrated into existing pest management programs or used independently. SenesTech serves both consumer and professional markets with science-based solutions aimed at addressing one of the world’s most persistent pest challenges.

For more information, visit https://senestech.com/.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements include, among others, statements regarding the acceleration of, and expected benefits from, the Company’s direct-to-consumer and e-commerce initiatives, the recurring nature of the Company’s growing direct-to-consumer business model, any growth attributable to the appointment of the Company’s new CEO, the Company’s efforts in driving B2B revenues, any increases in conversion rates and subscription growth, the Company’s ability to establish and grow an entirely new category of rodent fertility control, the anticipated benefits of the Company’s direct-to-consumer and brand-building investments to its B2B business, the Company’s strategy of focusing on selected vertical markets, the Company’s entry into paid consultative and assessment services and any revenue therefrom, the Company’s positioning as an expert in rodent population management, and any international expansion opportunities for the Company.

Forward-looking statements may describe future expectations, plans, results, or strategies and are often, but not always, made through the use of words such as “believe,” “may,” “future,” “plan,” “will,” “should,” “expect,” “anticipate,” “eventually,” “project,” “estimate,” “continuing,” “intend” and similar words or phrases. You are cautioned that such statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the risk that the Company may not realize the benefits expected from its e-commerce, direct-to-consumer, business-to-business and subscription strategies, or be successful in commercialization of its products, realize sufficient market acceptance of its products, or capitalize on market opportunities and accelerate growth; the risks of establishing an entirely new product category, including the time, expense and uncertainty of building market awareness and customer acceptance; the Company’s ability to build and scale a professional B2B sales organization and to execute a vertical-market strategy; the Company’s ability to develop, price, deliver and achieve market acceptance of new service offerings; risks related to the Company’s financial performance, including its ability to fund operations; regulatory approval and regulation of our products; challenges transitioning to direct management of Amazon sales of Evolve products or the results of such direct management not being as expected; having to use cash at times and in ways other than as planned; and other factors and risks identified from time to time in our filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Except as required by law, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACT:

Investors: Robert Blum, Lytham Partners, LLC, (602) 889-9700, senestech@lythampartners.com

Company: Tom Chesterman, Chief Financial Officer, SenesTech, Inc., (928) 779-4143

SENESTECH, INC.
BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$5,080	$7,575
Short-term investments	—	994
Accounts receivable, net	361	201
Inventory	969	994
Prepaid expenses and other current assets	373	297
Total current assets	6,783	10,061
Right to use asset, operating lease	2,253	2,336
Property and equipment, net	348	410
Other noncurrent assets	36	36
Total assets	$9,420	$12,843

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$314	$183
Accrued expenses	464	383
Current portion of operating lease liability	146	139
Current portion of notes payable	65	61
Deferred revenue	12	32
Total current liabilities	1,001	798
Operating lease liability, less current portion	2,257	2,332
Notes payable, less current portion	111	145
Total liabilities	3,369	3,275
Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	152,421	152,043
Accumulated deficit	(146,375)	(142,480)
Total stockholders’ equity	6,051	9,568
Total liabilities and stockholders’ equity	$9,420	$12,843

SENESTECH, INC.
STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues, net	$770	$625	$1,263	$1,110
Cost of sales	203	216	358	388
Gross profit	567	409	905	722
Operating expenses:
Research and development	377	427	799	845
Selling, general and administrative	2,052	1,596	4,087	3,154
Total operating expenses	2,429	2,023	4,886	3,999
Loss from operations	(1,862)	(1,614)	(3,981)	(3,277)
Interest income (expense), net	30	(2)	86	(4)
Net loss	$(1,832)	$(1,616)	$(3,895)	$(3,281)
Weighted average shares outstanding — basic and diluted	5,303,426	1,854,531	5,283,681	1,578,783
Loss per share — basic and diluted	$(0.35)	$(0.87)	$(0.74)	$(2.08)

SENESTECH, INC.
Itemized Reconciliation Between Net Loss and Adjusted EBITDA (non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss (as reported, GAAP)	$(1,832)	$(1,616)	$(3,895)	$(3,281)
Non-GAAP adjustments:
Severance costs	273	—	503	27
One-time legal costs	4	200	217	245
Stock-based compensation expense	182	90	205	181
Depreciation expense	31	44	62	74
Interest (income) expense, net	(30)	2	(86)	4
Non-cash operating lease expense	7	38	15	38
Total non-GAAP adjustments	467	374	916	569
Adjusted EBITDA loss (non-GAAP)	$(1,365)	$(1,242)	$(2,979)	$(2,712)